Exhibit 99.2

MINDEN BANCORP, INC. AND SUBSIDIARY

MINDEN, LOUISIANA

SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

MINDEN BANCORP, INC. AND SUBSIDIARY

MINDEN, LOUISIANA

SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

TABLE OF CONTENTS

Page

Consolidated Balance Sheets as of September 30, 2017 (Unaudited) and December 31, 2016	1-2

Unaudited Consolidated Statements of Income for the nine months ended September 30, 2017 and 2016	3

Unaudited Consolidated Statements of Comprehensive Income for the nine months ended September 30, 2017 and 2016	4

Unaudited Consolidated Statements of Changes in Shareholders’ Equity for the nine months ended September 30, 2017 and 2016	5

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2017 and 2016	6-7

Notes to Unaudited Consolidated Financial Statements	8-27

MINDEN BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

(in thousands, except shares and per share)

	September 30,
	2017	December 31,
	(unaudited)	2016
A S S E T S

Cash and noninterest-bearing deposits	4,310	4,381
Interest-bearing demand deposits	12,828	20,953
Federal funds sold	1,000	1,000
Total cash and cash equivalents	18,138	26,334

Securities available-for-sale, at estimated market value	104,895	108,846
First National Banker’s Bank stock, at cost	210	210
Federal Home Loan Bank stock, at cost	133	129
Financial Institution Service Corp. stock, at cost	10	10
Loans, net of allowance for loan losses of $2,048- 2017 and $2,058-2016	190,070	188,710
Accrued interest receivable	993	1,339
Premises and equipment, net	2,711	4,187
Prepaid and other assets	1,012	1,589

Total assets	318,172	331,354

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

(in thousands, except shares and per share)

	September 30,
	2017	December 31,
	(unaudited)	2016
LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits:
Noninterest-bearing	33,309	31,938
Interest-bearing	216,010	235,518
Total deposits	249,319	267,456
Securities sold under agreements to repurchase	18,174	11,387
Accrued interest payable	220	206
Other liabilities	1,215	1,176
Total liabilities	268,928	280,225

Shareholders' equity:
Preferred stock-$.01 par value; authorized 10,000,000 shares; none issued-no rights/preferences set by board	-	-
Common stock-$.01 par value; authorized 40,000,000 shares; 2,408,154 shares-2017 and 2,390,995 shares- 2016 issued and 2,408,154 shares-2017 and 2,390,995 shares-2016 outstanding	24	24
Additional paid-in capital	31,363	31,142
Retained earnings	18,313	21,803
Accumulated other comprehensive income (loss)	(81)	(1,418)
Unearned common stock held by Recognition
Retention Plan (RRP) (6,527 shares-2017 and 7,637 shares-2016)	(31)	(45)
Unallocated common stock held by ESOP (31,059 shares-2017 and 34,509 shares-2016)	(344)	(377)
Total shareholders' equity	49,244	51,129

Total liabilities and shareholders' equity	318,172	331,354

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(in thousands, except per share)

	2017	2016
Interest income:
Loans, including fees	8,473	8,003
Investments:
Securities	357	305
Mortgage-backed securities	1,273	1,123
Other	99	63
Total interest income	10,202	9,494

Interest expense:
Interest-bearing demand deposits, savings, and repurchase agreements	383	449
Certificates of deposit	717	734
Total interest expense	1,100	1,183

Net interest income	9,102	8,311

Provision for loan losses	98	152

Net interest income after provision for loan losses	9,004	8,159

Noninterest income:
Customer service fees	693	673
Gain (loss) on sale of assets-net	(274)	4
Total noninterest income	419	677

Noninterest expenses:
Salaries and benefits	2,067	2,003
Office occupancy expense	511	549
Professional fees and supervisory examinations	156	219
FDIC insurance premium	74	108
Computer department expenses	324	286
Other general and administrative expenses	343	340
Total noninterest expenses	3,475	3,505

Income before income taxes	5,948	5,331

Income tax expense	1,917	1,722

Net income	4,031	3,609

Earnings per share (EPS)-basic	1.70	1.54
Diluted EPS	1.66	1.49

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(in thousands)

	2017	2016

Consolidated net income	4,031	3,609
Other comprehensive income before income tax:
Unrealized gains on securities available for sale:
Unrealized holdings arising during period	2,026	1,077
Less reclassification adjustment for losses realized in net income	-	-
	2,026	1,077

Income tax:
Unrealized holdings on securities available for sale	689	366
	689	366

Other comprehensive income	1,337	711

Comprehensive income	5,368	4,320

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

 (in thousands, except per share)

				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive	Unearned	Unallocated
	Stock	Capital	Earnings	Income (Loss)	RRP	ESOP	Total

Balance-January 1, 2016	24	31,185	18,286	169	(230)	(421)	49,013

Net income	-	-	3,609	-	-	-	3,609
Other comprehensive (loss)	-	-	-	711	-	-	711
Exercise of stock options	-	274	-	-	-	-	274
Dividends (.42 per share)	-	-	(998)	-	-	-	(998)
Amortization of awards under RRP- net of release of RRP/SOP	-	23	-	-	61	-	84
Unearned ESOP	-	-	-	-	-	33	33
Company stock purchased	-	(227)	-	-	-	-	(227)

Balance-September 30, 2016	24	31,255	20,897	880	(169)	(388)	52,499

Balance-January 1, 2017	24	31,142	21,803	(1,418)	(45)	(377)	51,129

Net income	-	-	4,031	-	-	-	4,031
Other comprehensive (loss)	-	-	-	1,337	-	-	1,337
Exercise of stock options	-	216	-	-	-	-	216
Dividends (3.14 per share)	-	-	(7,521)	-	-	-	(7,521)
Amortization of awards under RRP- net of release of RRP/SOP	-	5	-	-	14	-	19
Unearned ESOP	-	-	-	-	-	33	33

Balance-September 30, 2017	24	31,363	18,313	(81)	(31)	(344)	49,244

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND SEPTEMBER 30, 2016

(in thousands)

	September 30,	September 30,
	2017	2016

Cash flows from operating activities:
Net income	4,031	3,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	129	191
Provision for loan losses	98	152
Deferred income taxes	(77)	(63)
RRP and other expenses	51	116
Net amortization of securities	655	742
(Gain) loss on sale of assets	274	(4)
Decrease (increase) in prepaid expenses and accrued income	311	(232)
Increase in interest payable and other liabilities	53	64
Net cash provided by operating activities	5,525	4,575

Cash flows from investing activities:
Activity in available for sale securities:
Sales, maturities and pay-downs	16,097	13,796
Purchases	(10,774)	(17,376)
Purchases of Federal Home Loan Bank stock	(4)	(5)
Net (increase) in loans	(1,450)	(5,208)
Proceeds from sale of other assets	1,064	8
Net cash provided (used) by investing activities	4,933	(8,785)

Cash flows from financing activities:
Net increase (decrease) in deposits	(18,136)	(8,071)
Net increase (decrease) in repurchase agreements	6,787	2,029
Dividends paid	(7,521)	(998)
Proceeds from stock options exercised	216	274
Company stock purchased	-	(227)
Net cash (used) by financing activities	(18,654)	(6,993)

Net (decrease) in cash and cash equivalents	(8,196)	(11,203)

Cash and cash equivalents at beginning of period	26,334	27,547

Cash and cash equivalents at end of period	18,138	16,344

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND SEPTEMBER 30, 2016

(in thousands)

	September 30,	September 30,
	2017	2016

Supplemental disclosures:
Interest paid on deposits and borrowed funds	1,086	1,175

Income taxes paid	2,026	1,793

Noncash investing and financing activities:
Transfer of loans to real estate owned and other repossessed assets	15	4

Increase in unrealized gain on securities available for sale	2,026	1,077

The accompanying notes are an integral part of the consolidated financial statements.

MINDEN BANCORP, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017 AND DECEMBER 31, 2016

1.      Summary of Significant Accounting Policies

Minden Bancorp, Inc. is a holding company (the “Company”) established in 2010 as the successor to Minden Bancorp, Inc., a Federal corporation established in 2001 as described below. MBL Bank (the “Bank”) is the wholly-owned subsidiary of the Company. The Company's significant assets and business activity are its investment in the Bank. All intercompany transactions have been eliminated in consolidation of Minden Bancorp, Inc. and MBL Bank. The Bank accepts customer demand, savings, and time deposits and provides residential mortgages, commercial mortgages, and consumer and business loans to customers. The Bank is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. The Company was a savings and loan holding company prior to February 5, 2014, at which time it became a bank holding company as a result of the conversion of the Bank to a state-chartered commercial bank.

Basis of Presentation. In accordance with the subsequent events topic of the ASC, the Company evaluates events and transactions that occur after the balance sheet date for potential recognition in the financial statements. The effects of all subsequent events that provide additional evidence of conditions that existed at the balance sheet date are recognized in the financial statements as of September 30, 2017. In preparing these financial statements, the Company evaluated subsequent events through the date these financial statements were issued.

Use of Estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate, deferred tax assets and fair value of financial instruments.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses on loans, deferred tax assets, fair value of financial instruments, and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on credits and foreclosed real estate, management obtains independent appraisals for significant properties. While management uses available information to recognize losses on credits, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for credit losses on loans may change materially in the future.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.      Summary of Significant Accounting Policies   (Continued)

Significant Group Concentrations of Credit Risk. Most of the Bank's activities are with customers located within Webster Parish, Louisiana. Note 2 to the financial statements summarizes the types of investment securities in which the Bank makes investments, and Note 3 summarizes the types of loans included in the Bank's loan portfolio. The Bank does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents. For purposes of the statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold and interest-bearing deposits at other banks, all of which mature within ninety days.

Investment Securities. Management determines the appropriate classification of securities at the time of purchase. If management has the positive intent and ability to hold investments in bonds, notes, and debentures until maturity, they are classified as held to maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the effective interest method over the period to maturity. Securities to be held for indefinite periods of time yet not intended to be held to maturity or on a long-term basis are classified as securities available for sale and carried at fair value. Unrealized gains and losses on securities available for sale which have been reported as direct increases or decreases in stockholders' equity, net of related deferred tax effects, are accounted for as other comprehensive income. The cumulative changes in unrealized gains and losses on such securities are accounted for in accumulated other comprehensive income as part of stockholders' equity. Gains and losses on the sale of securities available for sale are determined using the specific-identification method. Other-than-temporary impairments of debt securities is based upon the guidance as follows: (a) if a company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to- maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment will be amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans. The Bank grants mortgage, business and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans secured by properties throughout Webster Parish, Louisiana and the surrounding parishes. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any net deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.      Summary of Significant Accounting Policies   (Continued)

The accrual of interest on mortgage, commercial real estate and commercial business, and consumer loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Past due status is based upon contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured or, when the loan becomes well secured and in the process of collection.

Allowance for Loan Losses. The allowance for loan losses is established as a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is evaluated on a regular basis by management and is based upon an amount management believes will cover known and inherent losses in the loan portfolio based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis using either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

Credit Related Financial Instruments. In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Other Real Estate Owned. Other real estate owned represents properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure on loans on which the borrowers have defaulted as to payment of principal and interest. These properties are carried at the lower of cost of acquisition or the asset's fair value, less estimated selling costs. Reductions in the balance at the date of acquisition are charged to the allowance for loan losses. Any subsequent write-downs to reflect current fair value are charged to noninterest expense. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.      Summary of Significant Accounting Policies   (Continued)

Premises and Equipment. Premises and equipment are stated at cost less accumulated depreciation. The Bank records depreciation on property and equipment using accelerated and straight-line methods with lives ranging from 5 to 15 years on furniture, fixtures and equipment and to 40 years on the buildings.

Income Taxes. The Company files a consolidated federal income tax return with its subsidiary. Income taxes and benefits are generally allocated based on the subsidiary's contribution to the total federal tax liability. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities. Current recognition is given to changes in tax rates and laws.

Securities Sold Under Agreements to Repurchase. Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

Advertising Costs. Advertising costs are expensed as incurred. Such costs (in thousands) amounted to approximately $19 and $25 for the nine months ended September 30, 2017 and September 30, 2016, respectively, and are included in other general expense.

Stock Compensation. The cost of employee services received in exchange for stock options and stock grants (RRP) is measured using the fair value of the award on the grant date and is recognized over the service period, which is usually the vesting period.

Company Stock Repurchased. Common stock shares repurchased are recorded at cost.

Earnings Per Share. Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period less ESOP & RRP shares not released. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income. ASU 2011-05 requires entities to present the total comprehensive income, and the components of net income and the components of other comprehensive income in a single continuous statement of comprehensive income or in two separate consecutive statements. The effective date for ASU 2011-05 was for annual and interim periods beginning after December 15, 2011. The Company has adopted ASU 2011-05 with the inclusion of the Consolidated Statements of Other Comprehensive Income in the financial statements.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.      Investment Securities

There were no securities held-to-maturity at September 30, 2017 and December 31, 2016.

Securities available-for-sale (in thousands) consists of the following:

	September 30, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Municipals	21,624	227	172	21,679
CMO	1,767	-	30	1,737
Mortgage Pools	81,627	276	424	81,479
	105,018	503	626	104,895

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Municipals	23,656	24	867	22,813
CMO	2,153	2	55	2,100
Mortgage Pools	85,185	77	1,329	83,933
	110,994	103	2,251	108,846

The amortized cost and estimated fair value (in thousands) of investment securities at September 30, 2017, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized	Fair
	Cost	Value

One year or less	-	-
After 1 year thru 5 years	65,323	65,090
After 5 years thru 10 years	31,792	31,961
After 10 years	7,903	7,844
	105,018	104,895

At September 30, 2017 and December 31, 2016, investment securities with a financial statement carrying amount (in thousands) of $72,569 and $80,656, respectively, were pledged to secure public and private deposits. There were no gains or losses recognized on sale of investments in 2016. A net gain of (in thousands) $3 was recognized on sale of investments in 2017. Sales, maturities and calls are detailed on the statements of cash flows.

Information pertaining to securities with gross unrealized losses (in thousands) at September 30, 2017 and December 31, 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.       Investment Securities   (Continued)

	Less than 12 Months		12 Months or Greater		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

September 30, 2017:
Municipals	5,144	96	3,228	76	8,372	172
CMO	-	-	1,396	30	1,396	30
Mortgage Pools	35,825	362	3,932	62	39,757	424
	40,969	458	8,556	168	49,525	626

December 31, 2016:
Municipals	20,832	847	230	20	21,062	867
CMO	-	-	1,650	55	1,650	55
Mortgage Pools	65,130	1,315	958	14	66,088	1,329
	85,962	2,162	2,838	89	88,800	2,251

Management evaluates securities for other-than-temporary impairment on a monthly basis. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The majority of these securities are guaranteed directly by the U.S. Government or other U.S. Government agencies. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

3.       Loans and Allowance for Loan Losses

The composition of the Company’s loan portfolio (in thousands) at September 30, 2017 and December 31, 2016 consisted of the following:

	September 30,	December 31,
	2017	2016

Loans secured by real estate:
Secured by 1-4 family residential properties	65,043	67,537
Secured by nonresidential properties	88,735	86,055
Commercial and industrial loans	29,168	28,593
Consumer loans (including overdrafts of $56 and $88)	5,434	5,324
Loans secured by deposits	3,738	3,259

Total	192,118	190,768

Less: Allowance for loan losses	(2,048)	(2,058)

Loans, net	190,070	188,710

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.     Loans and Allowance for Loan Losses   (Continued)

Changes in the allowance for loan losses (in thousands) are summarized as follows:

	September 30,	December 31,
	2017	2016

Balance, beginning of period	2,058	1,852
Provision for loan losses	98	211
Recoveries	5	5
Loans charged off	(113)	(10)
Balance, end of period	2,048	2,058

The following tables detail the balance in the allowance for loan losses (in thousands) by portfolio segment at September 30, 2017 and December 31, 2016:

	Balance			Provision	Balance
	January 1,	Charge-		for Loan	September
	2017	offs	Recoveries	Losses	30, 2017
Loans secured by real estate:
Secured by 1-4 family residential properties	723	1	1	(34)	689
Secured by nonresidential properties	1,021	-	-	(22)	999
Commercial and industrial loans	231	-	-	32	263
Consumer loans	83	112	4	122	97
Loans secured by deposits	-	-	-	-	-
Total	2,058	113	5	98	2,048

	Balance			Provision	Balance
	January 1,	Charge-		for Loan	December
	2016	offs	Recoveries	Losses	31, 2016

Loans secured by real estate:
Secured by 1-4 family residential properties	690	-	-	33	723
Secured by nonresidential properties	780	-	-	241	1,021
Commercial and industrial loans	291	-	-	(60)	231
Consumer loans	91	10	5	(3)	83
Loans secured by deposits	-	-	-	-	-
Total	1,852	10	5	211	2,058

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.     Loans and Allowance for Loan Losses   (Continued)

	September 30, 2017
	Allowance for Loan Losses
	Disaggregated by Impairment Method
	Individually	Collectively	Total

Loans secured by real estate:
Secured by 1-4 family residential properties	-	689	689
Secured by nonresidential properties	-	999	999
Commercial and industrial loans	-	263	263
Consumer loans	-	97	97
Loans secured by deposits	-	-	-
	-	2,048	2,048

	December 31, 2016
	Allowance for Loan Losses
	Disaggregated by Impairment Method
	Individually	Collectively	Total

Loans secured by real estate:
Secured by 1-4 family residential properties	-	723	723
Secured by nonresidential properties	-	1,021	1,021
Commercial and industrial loans	-	231	231
Consumer loans	-	83	83
Loans secured by deposits	-	-	-
	-	2,058	2,058

The following table summarizes loans restructured in troubled debt restructurings ("TDR's") (in thousands, except for number of contracts) as of September 30, 2017 and December 31, 2016.

September 30, 2017
		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Loans secured by real estate:
Secured by 1-4 family residential properties	-	-	-
Secured by nonresidential properties	3	7,427	7,427
Commercial and industrial loans	-	-	-
Consumer loans	-	-	-
Loans secured by deposits	-	-	-
Total loans	3	7,427	7,427

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.     Loans and Allowance for Loan Losses   (Continued)

December 31, 2016
		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Contracts	Investment	Investment

Loans secured by real estate:
Secured by 1-4 family residential properties	-	-	-
Secured by nonresidential properties	1	3,144	3,144
Commercial and industrial loans	-	-	-
Consumer loans	-	-	-
Loans secured by deposits	-	-	-
Total loans	1	3,144	3,144

The following tables detail loans individually and collectively evaluated for impairment (in thousands) at September 30, 2017 and December 31, 2016:

	September 30, 2017
	Loans Evaluated for Impairment
	Individually	Collectively	Total

Loans secured by real estate:
Secured by 1-4 family residential properties	1,488	63,555	65,043
Secured by nonresidential properties	7,489	81,246	88,735
Commercial and industrial loans	288	28,880	29,168
Consumer loans	152	5,282	5,434
Loans secured by deposits	-	3,738	3,738

Total	9,417	182,701	192,118

	December 31, 2016
	Loans Evaluated for Impairment
	Individually	Collectively	Total

Loans secured by real estate:
Secured by 1-4 family residential properties	1,388	66,149	67,537
Secured by nonresidential properties	5,051	81,004	86,055
Commercial and industrial loans	434	28,159	28,593
Consumer loans	141	5,183	5,324
Loans secured by deposits	-	3,259	3,259

Total	7,014	183,754	190,768

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.      Loans and Allowance for Loan Losses   (Continued)

	Impaired Loans
	For the Nine Months Ended September 30, 2017
		Unpaid		Interest
	Recorded	Principal	Related	Income
	Investment	Balance	Allowance	Recognized

With no related allowance recorded:
Secured by 1-4 family residential properties	926	926	-	35
Secured by nonresidential properties	4,846	4,846	-	106
Commercial and industrial loans	163	163	-	1
Consumer loans	98	98	-	6
Loans secured by deposits	-	-	-	-
	6,033	6,033	-	148
With an allowance recorded:
Secured by 1-4 family residential properties	-	-	-	-
Secured by nonresidential properties	-	-	-	-
Commercial and industrial loans	-	-	-	-
Consumer loans	-	-	-	-
Loans secured by deposits	-	-	-	-
	-	-	-
Total:
Secured by 1-4 family residential properties	926	926	35
Secured by nonresidential properties	4,846	4,846	-	106
Commercial and industrial loans	163	163	-	1
Consumer loans	98	98	-	6
Loans secured by deposits	-	-	-	-
	6,033	6,033	-	148

	Impaired Loans
	For the Year Ended December 31, 2016
		Unpaid		Interest
	Recorded	Principal	Related	Income
	Investment	Balance	Allowance	Recognized

With no related allowance recorded:
Secured by 1-4 family residential properties	767	767	-	22
Secured by nonresidential properties	5,051	5,051	-	165
Commercial and industrial loans	154	154	-	2
Consumer loans	103	103	-	4
Loans secured by deposits	-	-	-	-
	6,075	6,075	-	193
With an allowance recorded:
Secured by 1-4 family residential properties	-	-	-	-
Secured by nonresidential properties	-	-	-	-
Commercial and industrial loans	-	-	-	-
Consumer loans	-	-	-	-
Loans secured by deposits	-	-	-	-
	-	-	-
Total:
Secured by 1-4 family residential properties	767	767	22
Secured by nonresidential properties	5,051	5,051	-	165
Commercial and industrial loans	154	154	-	2
Consumer loans	103	103	-	4
Loans secured by deposits	-	-	-	-
	6,075	6,075	-	193

The average recorded investment in the impaired loans (in thousands) for the nine months ended September 30, 2017 and the year ended December 31, 2016 was $6,054 and $3,489, respectively.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.      Loans and Allowance for Loan Losses   (Continued)

Total non-accrual loans (in thousands) at September 30, 2017 and December 31, 2016 were $865 and $810, respectively. Additional interest income (in thousands) of approximately $40 would have been recognized for both periods ended September 30, 2017 and December 31, 2016, respectively, had the loans not been on non-accrual.

Credit Indicators

Loans are categorized into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The following definitions are utilized for risk ratings, which are consistent with the definitions used in supervisory guidance:

Special Mention – Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss – Loans classified as loss are considered uncollectible and their continuance as a Bank asset is unwarranted.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

The table below illustrates the carrying amount (in thousands) of loans by credit quality indicator:

	September 30, 2017
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total
Loans secured by real estate:
Secured by 1-4 family residential properties	63,555	562	926	-	-	65,043
Secured by nonresidential properties	81,246	2,643	4,846	-	-	88,735
Commercial and industrial loans	28,880	125	163	-	-	29,168
Consumer loans	5,282	54	98	-	-	5,434
Loans secured by deposits	3,738	-	-	-	-	3,738
Total	182,701	3,384	6,033	-	-	192,118

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.     Loans and Allowance for Loan Losses   (Continued)

	December 31, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Total
Loans secured by real estate:
Secured by 1-4 family residential properties	66,149	621	767	-	-	67,537
Secured by nonresidential properties	81,004	-	5,051	-	-	86,055
Commercial and industrial loans	28,159	280	154	-	-	28,593
Consumer loans	5,183	38	103	-	-	5,324
Loans secured by deposits	3,259	-	-	-	-	3,259
Total	183,754	939	6,075	-	-	190,768

A summary of current, past due and nonaccrual loans (in thousands) was as follows:

	September 30, 2017
		Past Due
	Past Due	Over 90 Days
	30-89	and	Non-	Total		Total
	Days	Accruing	Accruing	Past Due	Current	Loans
Loans secured by real estate:
Secured by 1-4 family residential properties	642	75	593	1,310	63,733	65,043
Secured by nonresidential properties	1,844	-	61	1,905	86,830	88,735
Commercial and industrial loans	298	-	163	461	28,707	29,168
Consumer loans	152	11	48	211	5,223	5,434
Loans secured by deposits	-	-	-	-	3,738	3,738
Total	2,936	86	865	3,887	188,231	192,118

	December 31, 2016
		Past Due
	Past Due	Over 90 Days
	30-89	and	Non-	Total		Total
	Days	Accruing	Accruing	Past Due	Current	Loans

Loans secured by real estate:
Secured by 1-4 family residential properties	2,042	193	442	2,677	64,860	67,537
Secured by nonresidential properties	759	-	148	907	85,148	86,055
Commercial and industrial loans	1,622	-	154	1,776	26,817	28,593
Consumer loans	168	17	66	251	5,073	5,324
Loans secured by deposits	-	-	-	-	3,259	3,259
Total	4,591	210	810	5,611	185,157	190,768

The Company charges a flat rate for the origination or assumption of a loan. These fees are designed to offset direct loan origination costs and the net amount, if material, is deferred and amortized, as required by accounting standards.

The Company’s lending activity is concentrated within Webster Parish, Louisiana. The Company’s lending activities include one-to-four-family dwelling units, commercial real estate, commercial business and consumer loans. The Company requires collateral sufficient in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the Bank.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.       Prepaid and Other Assets

Prepaid and other assets (in thousands) consist of the following:

	September 30,	December 31,
	2017	2016

Cash value of life insurance	736	719
Prepaid expenses	52	57
Other	224	813
	1,012	1,589

5.       Deposits

Deposits (in thousands) as of September 30, 2017 and December 31, 2016 are summarized as follows:

	September 30,	December 31,
	2017	2016
Demand deposit accounts (including official checks of $556 in 2017 and $1,189 in 2016)	132,127	150,672
Savings	22,281	21,472
Certificates of deposit:
0.00% – 0.99%	39,089	46,668
1.00% – 1.99%	55,822	48,644
Total certificates of deposit	94,911	95,312

Total deposits	249,319	267,456

Scheduled maturities of certificates of deposit (in thousands) at September 30, 2017 are as follows:

			2017	2018	2019	2020	2021	2022	Total

0.00%	–	0.99%	13,689	25,400	-	-	-	-	39,089
1.00%	–	1.99%	3,883	17,633	13,927	12,150	3,607	4,622	55,822
			17,572	43,033	13,927	12,150	3,607	4,622	94,911

Included in deposits (in thousands) at September 30, 2017 and December 31, 2016 are $32,959 and $29,545, respectively, of certificates of deposit (CD) in denominations of $250,000 or more.

6.       Other Borrowed Funds

Federal Home Loan Bank (FHLB) advances represent short-term, fixed-rate borrowings from the Federal Home Loan Bank of Dallas. The Bank has an available line of credit with the FHLB of $90.4 million at September 30, 2017 with $90.3 million available for use. Interest rates paid on the advances vary by term and are set by FHLB. There were no advances outstanding at September 30, 2017 and December 31, 2016.

The Bank also has the ability to borrow under a federal funds line of credit with First National Bankers Bank (FNBB) of $19 million. Borrowings under this line, including the rates and maturities for such borrowings, are at the sole discretion of the issuing bank.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7.       Pension/ESOP Plan

In 2001, the Bank adopted a 401(k) retirement plan covering all employees based upon years of service. The Bank contributes up to a 6% match of the employees' contribution based upon Board approval. Plan contributions (in thousands) for the nine months ended September 30, 2017 and 2016 were $79 and $71, respectively.

The ESOP was extended a loan in 2011 in connection with the second-step conversion in the amount of (in thousands) $558, to purchase 55,772 shares of common stock. The remaining balance (in thousands) due of $344 at $57 (in thousands) per year including interest is payable over approximately seven years. The Bank made contributions to the ESOP to enable it to make the note payments (in thousands) of $43 and $43 during the nine months ended September 30, 2017 and September 30, 2016, respectively, which is included in salaries and benefits on the income statement. As the note on the loan is paid, the shares will be released and allocated to the participants of the ESOP. The market value at September 30, 2017 of the unreleased ESOP shares (31,059) was approximately $792 (in thousands).

8.       Retained Earnings and Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below, in thousands) of total, Tier I, and common equity Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2017, that the Bank met all capital adequacy requirements to which it is subject.

As of September 30, 2017, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, common equity Tier I risk-based, and Tier I leverage ratios as set forth in the table (amounts in thousands). The Bank’s actual capital amounts (in thousands) and ratios are also presented in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

8.      Retained Earnings and Regulatory Capital   (Continued)

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes:		Action Provisions:
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of September 30, 2017
Total capital ratio (to Risk Weighted Assets)	51,054	26.90%	>15,181	>8%	>18,977	>10%
Common Equity Tier I Capital Ratio (to Risk Weighted Assets)	49,006	25.83%	>8,539	>4.5	>12,334	>6.5%
Tier I Capital ratio (to Risk Weighted Assets)	49,006	25.83%	>11,386	>6%	>15,181	>8%
Leverage Capital Ratio (to Total Assets)	49,006	15.24%	>12,866	>4%	>16,083	>5%

As of December 31, 2016
Total capital ratio (to Risk Weighted Assets)	54,175	27.97%	>15,496	>8%	>19,370	>10%
Common Equity Tier I Capital Ratio (to Risk Weighted Assets)	52,117	26.91%	>8,717	>4.5	>12,591	>6.5%
Tier I Capital ratio (to Risk Weighted Assets)	52,117	26.91%	>11,622	>6%	>15,496	>8%
Leverage Capital Ratio (to Total Assets)	52,117	16.28%	>12,802	>4%	>16,002	>5%

Capital for the Company is not significantly different than those above for the Bank. The following is a reconciliation of the Bank’s equity under GAAP to regulatory capital at the dates indicated (dollars in thousands):

	September 30,	December 31,
	2017	2016

GAAP equity	48,925	50,699
Accumulated other comprehensive unrealized (gain) loss	81	1,418
Tier 1 Capital	49,006	52,117
Allowance for loan losses	2,048	2,058
Total capital	51,054	54,175

9.      Fair Value of Financial Instruments

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. FASB Accounting Standards Codification Topic 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9.      Fair Value of Financial Instruments   (Continued)

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

Interest-bearing deposits in banks: The carrying amounts of interest-bearing deposits approximate their fair values.

Securities: Fair values for securities, excluding Federal Home Loan Bank stock, First National Bankers Bank (“FNBB”) stock and Financial Institution Service Corporation (“FISC”) stock are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank. The carrying value of FNBB and FISC stock is based on the purchase price which approximates fair value.

Loans receivable: For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings: The carrying amounts of Federal Home Loan Bank advances maturing within ninety days approximate their fair values.

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Off-balance-sheet instruments: Fair values for off-balance-sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. Fair values for off-balance sheet commitments to extend credit approximate their carrying value.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9.      Fair Value of Financial Instruments   (Continued)

From time to time, certain assets may be recorded at fair value on a non-recurring basis, typically as a result of the application of lower of cost or fair value accounting or a write-down occurring during the period. The only item recorded at fair value on a non-recurring basis is foreclosed real estate, which is recorded at the lower of cost or fair value less estimated costs to sell. Fair value is determined by reference to appraisals (performed either by the Bank or by independent appraisers) on the subject property, using market prices of similar real estate assets (level 2 measurements). The Bank held no foreclosed real estate at September 30, 2017 or December 31, 2016.

The estimated fair values (in thousands), and related carrying or notional amounts, of the Company’s financial instruments are as follows:

	September 30,		December 31,
	2017		2016
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash and cash equivalents	18,138	18,138	26,334	26,334
Securities available for sale	104,895	104,895	108,846	108,846
FNBB, FHLB and FISC stock	353	353	349	349
Loans, net	190,070	189,481	188,710	188,125
Accrued interest receivable	993	993	1,339	1,339

Financial liabilities:
Deposits	249,319	249,543	267,456	267,696
Accrued interest payable	220	220	206	206

Off-balance sheet credit related to financial instruments:
Commitments to extend credit	39,271	39,271	37,026	37,026

Off-balance sheet derivative financial instruments: None

The Company adopted FASB Accounting Standards Topic 820, “Fair Value Measurements” (Topic 820), as of January 1, 2008. Topic 820 requires disclosures that stratify balance sheet amounts measured at fair value based on the inputs used to derive fair value measurements. These strata included:

●

Level 1 valuations, where the valuation is based on quoted market prices for identical assets or liabilities traded in active markets (which include exchanges and over-the-counter markets with sufficient volume),

●

Level 2 valuations, where the valuation is based on quoted market prices for similar instruments traded in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market, and

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9.      Fair Value of Financial Instruments   (Continued)

●

Level 3 valuations, where the valuation is generated from model-based techniques that use significant assumptions not observable in the market, but observable based on the Company’s-specific data. These unobservable assumptions reflect the Company’s own estimates for assumptions that market participants would use in pricing the asset or liability. Valuation techniques typically include option pricing models, discounted cash flow models and similar techniques, but may also include the use of market prices of assets or liabilities that are not directly comparable to the subject asset or liability.

Fair values of assets and liabilities (in thousands) measured on a recurring basis at September 30, 2017 and December 31, 2016 are as follows:

	Level 1	Level 2	Level 3	Fair Value

September 30, 2017:
Securities available for sale	-	104,895	-	104,895

December 31, 2016:
Securities available for sale	-	108,846	-	108,846

10.	Segment Reporting

The Company, due to its size (both assets and employees), has only one reportable segment. The Company reports its lending activities (mortgages, consumer and commercial) as one segment. It does not operate as multiple segments nor does it manage or report as other than one segment.

The Company does not have a single external customer from which it derives 10% or more of its revenue. Refer to Note 3 for the one geographical area in which it operates.

11.	Stock Based Benefits Plans

In 2011, the Company established a recognition and retention plan and trust agreement (“RRP”), which is a stock-based incentive plan. Shares subject to awards under the agreement vest at the rate of 20% per year.

The Company authorized 49,534 shares of the Company’s common stock to be awarded under the RRP agreement and purchased the shares in the open market to fund the RRP plan at a cost of $686,000. As of September 30, 2017, 44,487 shares had been awarded under the RRP agreement. As of September 30, 2017, 6,527 authorized shares had not vested. Shares vested during the nine months ended September 30, 2017 and year ended December 31, 2016 were 1,110 and 8,891, respectively.

Expense for the RRP is being amortized over a 60-month period and is based on the market value of the Company’s stock as of the date of the awards which was $12.00, $17.15 and $17.65 for the 2011, 2013 and 2014 awards, respectively. Total compensation under the RRP agreement for the nine months ended September 30, 2017 and 2016 was $14,000 and $61,000, respectively, and is included in salaries and benefits.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11.	Stock Based Benefits Plans (Continued)

The Company established the 2011 Stock Option Plan (“the 2011 Option Plan”) under which 123,836 shares of Company stock are reserved for the grant of stock options to directors, officers and employees. The Plan provides for vesting of options granted to participants at 20% per year and the options expire in ten years. The exercise price of the options is equal to the fair market value of the common stock on the grant date. As of September 30, 2017, options covering 23,822 shares were outstanding and had an average exercise price of $14.87. Options totaling 20,037 shares were vested and exercisable at September 30, 2017 with an average exercise price of $14.39.

The fair value of each outstanding option is estimated on the date of the grant using the Black-Scholes option-pricing formula with the following weighted average assumptions; 1% dividend yield, 10 years expected life, 30.07% expected volatility and 3.53% risk free interest. Option Plan shares granted at September 30, 2017 (23,822) had an approximate value of $45,000 under the Black-Scholes option-pricing formula.

The expected volatility is based on historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on historical exercise experience. The dividend yield assumption is based upon the Company’s history and expectation of dividend payouts.

The Company's Stock Benefits Administration Committee of the Board of Directors oversees the RRP and Option Plans.

12.	Supplemental Retirement Benefit Agreement

The Bank has entered into supplemental retirement benefit agreements (the “Agreements”) with certain members of management. The Agreements provide for monthly retirement benefits in the amount of $5,000 per month for ten to fifteen years from the date they retire for the executive group as a whole. As of September 30, 2017 and December 31, 2016, a liability (in thousands) of $283 and $300, respectively, was accrued in accordance for the Agreements.

13.	Earnings Per Share (EPS)

EPS is calculated based on average weighted common shares outstanding less ESOP and RRP shares not released. The number of shares used in the EPS computation at September 30, 2017 was 2,367,721 and at September 30, 2016 was 2,339,054.

14.     Stock Repurchase Plan

The Board of Directors approved a stock repurchase plan which provided for the repurchase of 150,000 shares, of the Company’s issued and outstanding shares of common stock on September 30, 2013. A total of 80,223 shares have been repurchased at a cost of $1.5 million under this plan as of September 30, 2017. Upon completion of the repurchase program, the Company will have repurchased approximately 10% of its issued and outstanding shares of common stock.

The shares for the stock repurchase plan may be purchased in the open market or in privately negotiated transactions from time to time depending upon the market conditions and other factors.

MINDEN BANCORP, INC AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

15.    Subsequent Events

The Company has evaluated events and transactions that occurred after the balance sheet date through February 7, 2018, the date the financial statements were available to be issued.

On October 5, 2017, Minden Bancorp, Inc. entered into an Agreement and Plan of Reorganization by and among Business First Bancshares, Inc., Minden Bancorp, Inc., and BFB Acquisition Company providing for the acquisition of Minden Bancorp, Inc. by Business First Bancshares, Inc. at a price of $31.50 per share, less a per share special dividend of $8.30 paid by Minden Bancorp, Inc. on December 29, 2017.

Effective January 1, 2018, BFB Acquisition Company merged with and into Minden Bancorp, Inc., with Minden Bancorp, Inc. surviving the merger as a wholly-owned subsidiary of Business First Bancshares, Inc. Immediately following the merger, Minden Bancorp, Inc. merged with and into Business First Bancshares, Inc. and MBL Bank, our subsidiary bank, merged with and into Business First Bank, a Louisiana state bank, and wholly-owned subsidiary of Business First Bancshares, Inc. As a result of these transactions, Minden Bancorp, Inc. and MBL Bank were combined with those of Business First Bancshares, Inc., and Minden Bancorp, Inc. and MBL Bank ceased to exist as separate corporate entities.